UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

October 11, 2006

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Wednesday, October 11, 2006, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to report that the Corporation entered into an agreement with Bank of America, N.A. and Wachovia Bank, N.A. effective October 10, 2006, that amends and increases the existing credit facility to a maximum loan commitment of $33 million. This amended credit facility is collateralized by substantially all of the domestic assets of the Corporation and matures on November 10, 2006. This credit facility is expected to be replaced on or before that time by a new credit facility which is currently being negotiated.

The Corporation is also filing herewith the Second Amendment to the Third Amended and Restated Credit Agreement dated as of October 10, 2006 as Exhibit 99.1.  In addition, the Corporation is filing herewith the Fourth Amended and Restated Guaranty as Exhibit 99.2, the Promissory Note with Bank of America, N.A. filed herewith as Exhibit 99.3 and the Promissory Note with Wachovia Bank, N.A. filed herewith as Exhibit 99.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Kenneth L. Bayne

Kenneth L. Bayne

Chief Financial Officer

Date:

October 11, 2006

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EXHIBIT INDEX

Exhibit

Description

99

Press Release

99.1

Second Amendment to Third Amended and Restated Credit Agreement dated as of October 10, 2006

99.2

Fourth Amended and Restated Guaranty

99.3

Promissory Note with Bank of America, N.A.

99.4

Promissory Note with Wachovia Bank, N.A.

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